8x8, Inc. Reports First Quarter Fiscal 2021 Financial Results

Service revenue growth of 27% year-over-year

Total ARR grew 30% year-over-year

CAMPBELL, CA. - July 30, 2020 - 8x8, Inc. (NYSE: EGHT), a leading integrated cloud communications platform, today reported financial results for the first quarter of fiscal 2021 ended June 30, 2020.

First Quarter Fiscal 2021 Financial Results Highlights:

•	Total revenue increased 26.0% year-over-year to $121.8 million.

•	Service revenue increased 27.1% year-over-year to $114.2 million.

•	GAAP Pre-Tax Loss was $41.7 million; Non-GAAP Pre-Tax Loss was $7.6 million.

“Our strategy remains focused on profitability, execution and maximizing growth. The results of last quarter clearly reflect steady improvements in operational efficiency,” said Vik Verma, Chief Executive Officer at 8x8, Inc. “We delivered Q1 results that exceeded our financial outlook and finished the quarter with strong momentum. The launch of our Open Communications Platform, coupled with continued growth in mid-market and enterprise driven by our channel-first approach position us well for the future.”

Q1 Fiscal 2021 Business Metrics and Highlights:

Financial and Business Metrics

•
Bookings greater than $100K ARR: The Company closed 38 new customer deals in the first quarter of fiscal 2021 with ARR (annual recurring revenue) greater than $100,000. These deals represented 43% of new bookings for the quarter, compared with 31% of new bookings in the same period last year.

•	Channel bookings grew 47% year-over-year and represented 62% of new bookings.

•	Contact center bookings represented 32% of total new bookings and grew 194% year-over-year.

•	Total ARR: The Company's total annual recurring revenue is $432.2 million, an increase of 30% from the same period last year.

•	Total ARR greater than $100K: The Company had 606 customers that generated ARR greater than $100,000, compared with 449 customers in the same period last year, a 35% year-over-year growth.

•	Strong ARR growth by customer size:

◦	Small Business customers (defined as companies whose annual revenue is less than $50 million) comprised 55% of total ARR which grew 16% year-over-year.

◦	Mid-market customers (defined as companies whose annual revenue is between $50 million and $1 billion) comprised 26% of total ARR which grew 40% year-over-year.

◦	Enterprise customers (defined as companies whose annual revenue is more than $1 billion) comprised 19% of total ARR which grew 72% year-over-year.

•	Average annual service revenue per customer:

◦	Small business was $4,623, compared with $4,596 in the same period last year, a 1% increase year-over-year.

◦	Mid-market was $41,963, compared with $36,498 in the same period last year, a 15% increase year-over-year.

◦	Enterprise was $167,000, compared with $150,653 in the same period last year, an 11% increase year-over-year.

•	GAAP gross margin was 57%, compared with 61% in the same period last year. Non-GAAP gross margin was 61%, compared with 64% in the same period last year.

•	GAAP service margin was 64%, compared with 72% in the same period last year. Non-GAAP service margin was 68%, compared with 74% in the same period last year.

•	Cash used in operating activities was $9.3 million. Cash, restricted cash, and investments were $186.3 million at June 30, 2020.

Company Highlights

•	Promoted Mr. Samuel Wilson to Chief Financial Officer.

•	Announced the global expansion of 8x8 Open Channel Program in North America, Europe, and the Asia Pacific region with more than 1,000 active partners worldwide.

•
Added Value-Added Resellers (VARs) to the program, including Lantana Communications and ScanSource partners including Allegiant Technology, Gage Telecom, Shamrock Communications and Stack 8 Technologies.

Product Innovation Highlights & Industry Awards

•
Launched 8x8 Open Communications Platform, an enterprise communications platform, combining voice, team chat, meetings, and contact centers solutions with shared intelligent communications services like AI-driven expert routing and predictive analytics.

•
Launched 8x8 Voice for Microsoft Teams, an enterprise-grade cloud telephony solution that seamlessly integrates with Microsoft Teams to deliver superior voice quality, global calling plans, native contact center support, seamless integration with third-party enterprise applications and call analytics from a desktop or mobile device.

•
Launched Communications Platform as a Service (CPaaS) programmable applications and APIs, including SMS and 8x8 Video, along with its delivery capabilities beyond the Asia Pacific region to organizations in the US and the UK.

•	Expanded 8x8 Virtual Agent conversational AI to include integration to Amazon Aurora and Google Firebase for advanced analytics.

•	Launched ability to send and receive automated SMS messages from within our 8x8 Intelligent IVR chatbot for instant mobile communication.

•	Expanded partnership with Aryaka to resell managed SD-WAN service with 8x8’s UCaaS and CCaaS offerings.

•	Awarded Ventana Research 13th Annual Digital Innovation Award for 8x8 Open Communications Platform.

•	Ended the quarter with a total of 237 patents awarded.

Financial Outlook:

The Company is providing guidance for the second quarter of fiscal 2021 ending September 30, 2020. With the continued uncertainty surrounding the ongoing impact of COVID-19, the Company is not providing full-year fiscal 2021 guidance.

Second Quarter Fiscal 2021 Financial Outlook:

•	Total Revenue guidance in the range of $125.5 million to $126.5 million, representing approximately 15% to 16% year-over-year growth.

•	Service Revenue guidance in the range of $117.3 million to $118.3 million, representing approximately 16% to 17% year-over-year growth.

•	Non-GAAP Pre-Tax Loss guidance of approximately $7.5 million.

We do not reconcile our forward-looking estimates of non-GAAP Pre-Tax Income (Loss) to the corresponding GAAP measures of GAAP Net Income (Loss) due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses we exclude. For example, although future hiring and retention needs may be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. Similarly, impairments and other non-recurring items are difficult to predict as they may depend on future events and external factors outside the Company's control. The actual amounts of these excluded items could have a significant impact on the Company's GAAP Pre-Tax Income (Loss). Accordingly, management believes that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure are not available without unreasonable effort. All projections are on a non-GAAP basis. See the Financial Metrics Sheet for First Quarter Fiscal Year 2021 posted on the Company's investor relations website for the definition of operational and key business metrics referenced in this press release.

Conference Call Information:

Management will host a conference call to discuss earnings results on July 30, 2020 at 2 p.m. Pacific Time (5 p.m. Eastern Time). The call is accessible via the following numbers and webcast link:

Dial In:	(844) 343-9040 Domestic or (647) 689-5131 International; Conference ID #1670849
Replay:	(800) 585-8367 Domestic or (416) 621-4642 International; Conference ID #1670849
Webcast:	http://investors.8x8.com

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available until August 6, 2020. The webcast will be archived on 8x8's website for a period of 30 days. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (NYSE: EGHT) is transforming the future of business communications as a leading cloud provider of voice, video, chat, contact center, and enterprise-class API solutions powered by one global communications platform. 8x8 empowers workforces worldwide to connect individuals and teams so they can collaborate faster and work smarter. Real-time business analytics and intelligence provide businesses unique insights across all interactions and channels so they can delight end-customers and accelerate their business. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter, and Facebook.

Non-GAAP Measures:

The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing the Company's financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating 8x8's ongoing operating results and trends and in comparing financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

The Company has defined non-GAAP Net Income (Loss) as Net Income (Loss) under GAAP, plus amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, debt amortization expense, legal and regulatory costs, severance and related termination costs, and the provision for income taxes.

•	Amortization of acquired intangible assets is excluded because it is a non-cash expense that management does not consider part of ongoing operations when assessing the Company's financial performance.

•
Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock. The related employer payroll taxes for stock-based compensation are also excluded as they are incurred only due to the associated stock-based compensation earned by our employees.

•
Certain other income and expense items, such as acquisition and integration-related expenses, certain legal and regulatory costs, and certain severance and related termination costs have been excluded because management considers them not indicative of trends in the Company's ongoing operations.

•
GAAP tax provision for income taxes has been excluded as management does not consider taxes in its analysis of the performance of ongoing operations. Due to the Company's history of tax losses and full valuation allowance against deferred tax assets, future GAAP and Non-GAAP effective tax rates are limited to current taxes in certain US states and foreign jurisdictions. The Company reports these current taxes as reduction from Non-GAAP pretax net income (loss) to derive Non-GAAP net income (loss) after taxes.

The Company defines non-GAAP Net Income (Loss) per share as non-GAAP Net Income (Loss) divided by the weighted-average basic or diluted shares outstanding which includes the effect of potentially dilutive stock options and awards. Management believes that such exclusions facilitate comparisons to the Company's historical operating results and to the results of other companies in the same industry, and provides investors with information that management uses in evaluating the Company's performance on a quarterly and annual basis.

We disclose these non-GAAP financial measures to the public as an additional means by which investors can assess our performance. These non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. This reconciliation has been provided in the financial statement tables included below in this press release.

Forward Looking Statements:

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. These forward-looking statements, include but are not limited to: changing industry trends, operational and economic impacts of the COVID-19 pandemic, new product innovations and integrations, market demand for our products, channel and e-commerce growth, sales and marketing activities, strategic partnerships, business strategies, improved customer acquisition and support costs, customer churn, future operating performance and efficiencies, financial outlook, revenue growth, and profitability.

You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: market acceptance of new or existing services and features we may offer from time to time; customer acceptance and demand for our cloud communication and collaboration services, including voice, contact center, video, messaging, and communication APIs; competitive pressures, and any changes in the competitive dynamics of the markets in which we compete; the impact of economic downturns on us and our customers, including the impacts of the COVID-19 pandemic; the quality and reliability of our services; customer cancellations and rate of churn; our ability to scale our business; our reliance on infrastructure of third-party network services providers; risk of failure in our physical infrastructure; risk of defects or bugs in our software; risk of cybersecurity breaches and other unauthorized disclosures of customer data; our ability to maintain the compatibility of our software with third-party applications and mobile platforms; continued compliance with industry standards and regulatory requirements, including privacy, in the United States and foreign countries in which we make our software solutions available, and the costs of such compliance; risks relating to the acquisition and integration of businesses we have acquired (for example, Wavecell Pte. Ltd.) or may acquire in the future, particularly if the acquired business operates in a different market space from us or is based in a region where we do not have significant operations; the amount and timing of costs associated with recruiting, training and integrating new employees; timing and extent of improvements in operating results from increased spending in marketing, sales, and research and development; upfront investments, including the cost to support new strategic initiatives such as our cloud migration program with value-added resellers and other partners, to acquire more customers may not result in additional revenue from new or existing customers; introduction and adoption of our cloud software solutions in markets outside of the United States; risks related to our senior convertible notes and the related capped call transactions; implementation and effects of new accounting standards and policies in our reported financial results; and potential future intellectual property infringement claims and other litigation that could adversely affect our business and operating results.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

8x8, Inc.

Investor Relations:
Victoria Hyde-Dunn

1-669-333-5200
victoria.hyde-dunn@8x8.com

Media:
John Sun
1-408-692-7054
john.sun@8x8.com

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended June 30,
	2020	2019
Service revenue	$114,183	$89,839
Other revenue	7,624	6,836
Total revenue	121,807	96,675

Cost of revenue and operating expenses:
Cost of service revenue	40,996	25,300
Cost of other revenue	11,137	12,391
Research and development	21,494	18,331
Sales and marketing	60,150	53,599
General and administrative	25,790	19,607
Total operating expenses	159,567	129,228
Loss from operations	(37,760)	(32,553)
Other income (expense), net	(3,925)	(1,564)
Loss before provision for income taxes	(41,685)	(34,117)
Provision for income taxes	228	148
Net loss	$(41,913)	$(34,265)

Net loss per share:
Basic and diluted	$(0.40)	$(0.36)
Weighted average number of shares:
Basic and diluted	103,607	96,429

8x8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30, 2020	March 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$116,690	$137,394
Restricted cash, current	10,376	10,376
Short-term investments	40,580	33,458
Accounts receivable, net	40,572	37,811
Deferred sales commission costs, current	24,247	22,444
Other current assets	35,336	35,679
Total current assets	267,801	277,162
Property and equipment, net	96,112	94,382
Operating lease, right-of-use assets	76,054	78,963
Intangible assets, net	21,773	24,001
Goodwill	128,980	128,300
Restricted cash, non-current	8,641	8,641
Long-term investments	9,965	16,083
Deferred sales commission costs, non-current	58,535	53,307
Other assets	20,232	19,802
Total assets	$688,093	$700,641
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$39,342	$40,261
Accrued compensation	27,764	22,656
Accrued taxes	9,220	10,251
Operating lease liabilities, current	9,989	5,875
Deferred revenue	8,352	7,105
Other accrued liabilities	26,873	37,277
Total current liabilities	121,540	123,425
Operating lease liabilities, non-current	87,884	92,452
Convertible senior notes, net	295,662	291,537
Other liabilities, non-current	4,141	2,496
Total liabilities	509,227	509,910
Stockholders' equity:
Common stock	104	103
Additional paid-in capital	657,014	625,474
Accumulated other comprehensive loss	(10,869)	(12,176)
Accumulated deficit	(467,383)	(422,670)
Total stockholders' equity	178,866	190,731
Total liabilities and stockholders' equity	$688,093	$700,641

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(41,913)	$(34,265)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,823	2,325
Amortization of intangible assets	2,228	1,524
Amortization of capitalized software	6,217	3,805
Amortization of debt discount and issuance costs	4,126	3,173
Amortization of deferred sales commission costs	6,138	4,189
Allowance for credit losses	1,742	429
Operating lease expense, net of accretion	3,750	2,085
Stock-based compensation	22,779	13,597
Other	602	597
Changes in assets and liabilities:
Accounts receivable, net	(3,428)	(3,765)
Deferred sales commission costs	(13,186)	(8,707)
Other current and non-current assets	(3,025)	(5,740)
Accounts payable and accruals	(519)	(588)
Deferred revenue	2,416	832
Net cash used in operating activities	(9,250)	(20,509)
Cash flows from investing activities:
Purchases of property and equipment	(2,453)	(1,984)
Cost of capitalized software	(8,866)	(7,738)
Proceeds from maturities of investments	16,575	4,600
Proceeds from sales of investments	—	29,793
Purchases of investments	(17,156)	(13,500)
Net cash (used in) provided by investing activities	(11,900)	11,171
Cash flows from financing activities:
Finance lease payments	(67)	(130)
Tax-related withholding of common stock	(69)	(23)
Proceeds from issuance of common stock under employee stock plans	2	1,520
Net cash (used in) provided by financing activities	(134)	1,367
Effect of exchange rate changes on cash	580	413
Net decrease in cash, cash equivalents, and restricted cash	(20,704)	(7,558)
Cash, cash equivalents, and restricted cash, beginning of period	156,411	284,683
Cash, cash equivalents. and restricted cash, end of period	$135,707	$277,125

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts; unaudited)

	Three Months Ended June 30,
	2020		2019
Reconciliation of GAAP to Non-GAAP Expenses:
GAAP cost of service revenue	$40,996		$25,300
Amortization of acquired intangible assets	(1,426)		(1,310)
Stock-based compensation expense and related employer payroll taxes(1)	(1,855)		(997)
Severance and related termination costs	(844)		—
Non-GAAP cost of service revenue	$36,871		$22,993
Non-GAAP service margin (as a percentage of service revenue)	$77,312	67.7%	$66,846	74.4%

GAAP cost of other revenue	$11,137		$12,391
Stock-based compensation expense and related employer payroll taxes(1)	(837)		(734)
Severance and related termination costs	(30)		—
Non-GAAP cost of other revenue	$10,270		$11,657
Non-GAAP other margin (as a percentage of other revenue)	$(2,646)	(34.7)%	$(4,821)	(70.5)%

Non-GAAP gross margin (as a percentage of revenue)	$74,666	61.3%	$62,025	64.2%

GAAP research and development	$21,494		$18,331
Stock-based compensation expense and related employer payroll taxes(1)	(6,777)		(3,864)
Acquisition and integration costs	—		(11)
Severance and related termination costs	(371)		—
Non-GAAP research and development (as a percentage of revenue)	$14,346	11.8%	$14,456	15.0%

GAAP sales and marketing	$60,150		$53,599
Amortization of acquired intangible assets	(802)		(214)
Stock-based compensation expense and related employer payroll taxes(1)	(5,969)		(3,921)
Legal and regulatory costs	(3)		—
Severance and related termination costs	(496)		—
Non-GAAP sales and marketing (as a percentage of revenue)	$52,880	43.4%	$49,464	51.2%

GAAP general and administrative	$25,790		$19,607
Stock-based compensation expense and related employer payroll taxes(1)	(7,996)		(4,081)
Acquisition and integration costs	(143)		(1,222)
Legal and regulatory costs	(1,513)		455
Severance and related termination costs	(863)		(1,177)
Non-GAAP general and administrative (as a percentage of revenue)	$15,275	12.5%	$13,582	14.0%

GAAP other income and expense	$(3,925)		$(1,564)
Debt amortization expense	4,126		3,173
Non-GAAP other income and expense (as a percentage of revenue)	$201	0.2%	$1,609	1.7%

	Three Months Ended June 30,
	2020		2019
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss:
GAAP net loss	$(41,913)		$(34,265)
Amortization of acquired intangible assets	2,228		1,524
Stock-based compensation expense and related employer payroll taxes(1)	23,434		13,597
Acquisition and integration costs	143		1,233
Legal and regulatory costs	1,516		(455)
Severance and related termination costs	2,604		1,177
Debt amortization expense	4,126		3,173
Provision for income taxes	228		148
Non-GAAP net loss before taxes (as a percentage of revenue)	(7,634)	(6.3)%	(13,868)	(14.3)%
Non-GAAP tax expense	228		148
Non-GAAP net loss after taxes (as a percentage of revenue)	$(7,862)	(6.5)%	$(14,016)	(14.5)%

Shares used in computing non-GAAP net loss per share:
Basic and Diluted	103,607		96,429

GAAP net loss per share - Basic and Diluted	$(0.40)		$(0.36)
Non-GAAP net loss before taxes per share - Basic and Diluted	$(0.07)		$(0.14)

(1) Beginning for the three months ended December 31, 2019, certain employer payroll taxes related to stock-based compensation were included as a non-GAAP reconciling item. Such employer payroll taxes were included in the amounts for the three months ended June 30, 2020.